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RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

EVENT DATE/TIME: MAY 09, 2017 / 01:00PM GMT

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

CORPORATE PARTICIPANTS

Charles Michael Jacobi Sturm, Ruger & Company, Inc. - Chairman

Christopher J. Killoy Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

John A. Cosentino, Jr. Sturm, Ruger & Company, Inc. - Vice-Chairman and Lead Director

Kevin B. Reid, Sr. Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

Ronald C. Whitaker Sturm, Ruger & Company, Inc. - Director

Sandra S. Froman Sturm, Ruger & Company, Inc. - Director

Amir P. Rosenthal Sturm, Ruger & Company, Inc. - Director

Michael O. Fifer Sturm, Ruger & Company, Inc. - Director

Thomas A. Dineen Sturm, Ruger & Company, Inc. - VPresident, Treasurer and CFO

CONFERENCE CALL PARTICIPANTS

Rabbi Michael Friedman

PRESENTATION

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Good morning. Will the meeting come to order? I am Mike Jacobi, the Chairman of the Board of Sturm, Ruger & Company, Inc. And it is my pleasure on behalf of the directors and officers of Sturm, Ruger and Company, Inc. to welcome those present, including those attending the meeting through our webcast, to the 2017 Annual Meeting of Stockholders.

As a reminder, please silence your cell phones during the meeting.

At this time, I would like to introduce the company's other directors and ask them to stand: John A. Cosentino, Jr., who is our Lead Director and Vice Chairman; Michael O. Fifer; Sandra S. Froman; Christopher J. Killoy, who as of this morning is President and CEO; Terrence G. O'Connor; Amir P. Rosenthal; Ronald C. Whitaker; and Phillip C. Widman.

Our company officers, if they'll also stand: Thomas A. Dineen, Vice President, Treasurer and Chief Financial Officer; Mark T. Lang, Group Vice President; Thomas P. Sullivan, Vice President of New Hampshire and North Carolina Operations; Kevin B. Reid Sr., Vice President, General Counsel and Corporate Secretary; Shawn C. Leska, Vice President of Sales.

I would also like to introduce Jeffrey LaGueux and Craig Dent, outside counsel from Patterson Belknap Webb & Tyler; Andy Warren and Brian DiPaola, our independent auditors from RSM US LLP, who are available after the meeting to answer any appropriate questions you may have; and Philip Meyer, our stock transfer agent from Computershare Investor Services.

In fairness to all stockholders attending the meeting or listening to the webcast, and in the interest of having a fair, informative orderly and constructive meeting, the following rules of conduct and procedure will apply. All stockholders, proxyholders or other authorized representatives must register at the reception desk before entering the room for the meeting. The use of cameras, sound recording equipment, communication devices and any other similar equipment is prohibited without the express written permission of the company. Only stockholders of record of the company's common stock on March 15, 2017, or their proxy holders, are entitled to vote at the meeting.

Similarly, only stockholders of record or the proxy holders may address the floor during the question-and-answer period when the Chairman indicates the floor is open for discussion or questions, which will be at the end of the meeting.

Stockholder questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated within the maximum time limit of 2 minutes. The meeting is not to be used as a forum to present general economic, political or other views that are not directly related to the business of the company. The views and comments of all stockholders are welcome. However, the purpose of the meeting will be observed, and the Chairman will stop discussions that are irrelevant to the business of the company or the conduct of its operations, related to pending or threatened litigation, derogatory references that are not in good taste, unduly prolonged longer than 2-minute presentations or questions, substantially repetitious of statements made by other stockholders or related to general -- to personal grievances.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

If there is any matter that is of individual concern to a stockholder and it is not an appropriate subject matter for general discussion, please defer discussion of such matter until after the meeting. At that time, or some other mutually convenient time, an officer of the company will be available to meet with stockholders to discuss such matters. You may also contact the company following the stockholder meeting by calling (203) 259-7843 and selecting the Investor Relations option.

The Chairman of the meeting shall have the authority necessary to preside over the meeting and may make any and all determinations with respect to the conduct of the meeting and procedures to be followed during the meeting. The Chairman will consider the violation of these rules cause for expulsion from the meeting. In the event of disorder, the Chairman may immediately adjourn the meeting and declare the polls open for such period of time as he may determine to receive votes by proxy or ballot on items of business properly before the meeting. Thank you for your cooperation.

We will now conduct the regular business of the meeting followed by Chris Killoy's presentation to the stockholders and a question-and-answer period. Our agenda for the formal matters to be brought before the stockholders today will be as follows: One, to take care of the necessary appointments and documentations for the meeting; two, to establish a quorum; and three, to take votes on the items of business properly brought before the meeting.

These items of business are: one, to elect nine directors to serve on the Board of Directors for the ensuing year; two, to ratify the appointment of RSM US LLP as the company's independent auditors for the 2017 fiscal year; three, to approve the Sturm, Ruger & Company, Inc. 2017 stock incentive plan; four, to hold any advisory vote -- to hold an advisory vote on the compensation of the company's named executive officers; five, to hold an advisory vote on the frequency of future advisory votes on compensation of the company's named executive officers; and six, any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

As the company's By-Laws provide, I will act as Chairman and conduct the meeting. Corporate Secretary, Kevin B. Reid, Sr., will act as secretary of the meeting and was appointed as Inspector of Elections before the meeting. As inspector, Mr. Reid will determine the presence of a quorum and serve as judge on all matters requiring a stockholder vote at this meeting.

Let the meeting of today's -- let the minutes of today's meeting show all of the documents concerning the call and notice of this meeting and available -- are available here for inspection by any stockholder and will be filed with the records of the company, including a copy of the notice of availability of proxy materials; affidavit of mailing certifying that the proxy materials were mailed to the stockholders of record of the company; the signed oath and report of the Inspector of Elections; and a list of registered stockholders entitled to vote at this meeting.

We have previously supplied each stockholder of record with a notice regarding availability of proxy materials that contained instructions on how to access the company's Proxy Statement and Form 10-K. Extra copies of these documents are available in the back of the room. Additional Proxy forms are available for anyone here who has not submitted a Proxy and would like to do so, or for anyone here who has submitted a Proxy that he or she would like to change. If so, please see Philip Meyer of Computershare at this time.

If you are voting in person today, you may give your Proxy form to Mr. Meyer at any time during this meeting, up until the vote is closed on the voting matter. In the interest of time, we encourage you to do so as soon as possible.

We would ask that all those present at the meeting sign the attendance book after the meeting is adjourned, if they have not already done so. The By-Laws of the company provide that a majority of the voting stock shall constitute a quorum for the transaction of business at this meeting based on proxies and stockholders present.

Mr. Reid, may we have the report of the Inspector of Elections on whether or not a quorum is present?

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

Mr. Chairman, the proxies received by the company in connection with the 2017 Annual Meeting of Stockholders of the company have been examined and have been found to be in proper form, and there are present at the meeting in person or by proxy, at least 15,564,144 shares or 88.1% of the shares outstanding of the company which are entitled to vote, and such shares constitute a quorum for the transaction of business at the meeting.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Thank you. Because a quorum is present, this meeting will proceed. Mr. Reid, were there any additional stockholder nominations or proposals for business for this meeting properly filed with you as Corporate Secretary in accordance with the advance notice requirements of the company's By-Laws other than those already mentioned?

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

No, Mr. Chairman, there were not.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

As a result, the business of this meeting is limited to the matters set forth on the agenda. Detailed information on each of the proposals is included in the Proxy Statement, copies of which are available in the back of the room.

The first order of business is to elect directors for the ensuing year. As indicated in the company's Proxy Statement, nine directors will be elected at today's meeting. Those directors receiving the highest number of votes, or a plurality of votes, of shares present in person or by proxy at this meeting will be elected as directors of the company to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

As indicated in the company's Proxy Statement, the Board of Directors has nominated the following persons to serve as Directors: Myself, C. Michael Jacobi; John A. Cosentino, Jr.; Michael O. Fifer; Sandra S. Froman; Christopher J. Killoy; Terrence G. O'Connor; Amir P. Rosenthal; Ronald C. Whitaker; and Phillip C. Widman. The company's By-Laws require that a stockholder give advance notice to the company in order to nominate any person as a director. Because no such notice was received, I hereby declare the nominations for directors closed.

The second order of business on the agenda is the ratification of the board's appointment of RSM US LLP as the company's independent auditors for the 2017 fiscal year. The affirmative vote of at least a majority of the shares entitled to vote and represented in person or by proxy at this meeting is required to ratify the appointment of RSM US LLP as our independent auditors for the 2017 fiscal year.

At this time, I call upon John A. Cosentino, Jr., a member of our Audit Committee for the Audit Committee's recommendation.

John A. Cosentino, Jr. - Sturm, Ruger & Company, Inc. - Vice-Chairman and Lead Director

Mr. Chairman, I move that the action of the Board of Directors in selecting RSM US LLP as the independent registered public accounting firm for the company for the 2017 fiscal year be ratified and approved.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

May I have a second?

Amir P. Rosenthal - Sturm, Ruger & Company, Inc. - Director

I second the motion.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Are there any remarks on the selection of the independent auditors?

The third order of business on the agenda is the approval of the Sturm, Ruger & Company, Inc. 2017 stock incentive plan. The affirmative vote of at least a majority of the shares entitled to vote and represented in person or by proxy at this meeting is required to approve the Sturm, Ruger & Company, Inc.'s 2017 stock incentive plan.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

At this time, I call upon Ronald C. Whitaker, the Chairman of the Compensation Committee, for the Compensation Committee's recommendation.

Ronald C. Whitaker - Sturm, Ruger & Company, Inc. - Director

Mr. Chairman, I move that the Sturm, Ruger & Company, Inc. 2017 stock incentive plan be approved.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

May I have a second?

Amir P. Rosenthal - Sturm, Ruger & Company, Inc. - Director

I second the motion.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Are there any remarks on the 2017 stock incentive plan?

The fourth order of business on the agenda is an advisory vote to approve the compensation of the company's named executive officers as described in the 2017 Proxy Statement, otherwise known as the "say-on-pay" vote. While the vote is not binding on the board or the company, we will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers. The affirmative vote of at least a majority of the shares entitled to vote and represented in person or by proxy at this meeting is required to approve on an advisory basis the say-on-pay vote.

At this time, I call upon Sandra S. Froman, a member of the Compensation Committee, for the Compensation Committee's recommendation.

Sandra S. Froman - Sturm, Ruger & Company, Inc. - Director

Mr. Chairman, I move that the compensation of the company's named executive officers as described in the 2017 proxy statement be approved by advisory vote of the stockholders of record of the company as of March 14, 2017.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

May I have a second?

Ronald C. Whitaker - Sturm, Ruger & Company, Inc. - Director

I second the motion.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Are there any remarks on the motion to approve the compensation of the company's named executive officers by advisory vote?

The fifth order of business on the agenda is an advisory vote on the frequency of future advisory votes on compensation of the company's named executive officers. While the vote is not binding on the board or the company, we will review the voting results and take them into consideration when making future decisions regarding the frequency of advisory votes regarding the compensation of our named executive officers. Voting shares are entitled to vote on frequency options of 1 year, 2 years or 3 years, or abstain from voting.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

At this time, I call upon John A. Cosentino, Jr., a member of the Compensation Committee, for the Compensation Committee's recommendation.

John A. Cosentino, Jr. - Sturm, Ruger & Company, Inc. - Vice-Chairman and Lead Director

Mr. Chairman, I move that future advisory votes on compensation of the company's named executive officers be held every year.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

May I have a second?

Amir P. Rosenthal - Sturm, Ruger & Company, Inc. - Director

I second the motion.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Are there any remarks on the frequency of advisory votes to approve the compensation of the company's named executive officers?

This concludes discussion of all formal matters to be brought before the shareholders, and we will commence to vote on these matters. The polls are open at 9:16 a.m.

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

The polls are open as of 9:16 a.m. on May 9, 2017, for each matter to be voted on.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

The time has come to vote on the matters properly before the meeting. Ballots will be passed out to any stockholder who desires to vote by ballot. There is no need for anyone to vote by ballot if he or she has already voted by proxy.

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

Is there anyone here who wishes to vote by ballot who has not already done so? The polls for all voting matters are now closed as of 9:17 a.m. on May 9, 2017.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

The voting is complete. Accordingly, I will now ask the Inspector of Elections for a report on each vote.

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

Mr. Chairman, we have completed the tabulation of votes with the following results. On the first proposal, the election of directors, I report that the following nominees have been elected as directors of the company to serve until the next Annual Meeting of Stockholders by a majority of the shares present and voting. These are: C. Michael Jacobi; John A. Cosentino, Jr.; Michael O. Fifer; Sandra S. Froman; Christopher J. Killoy; Terrence G. O'Connor; Amir P. Rosenthal; Ronald C. Whitaker; and Phillip C. Widman.

On the second proposal, the ratification of the independent auditors for 2017, I report that a majority of the votes present and voting were cast "FOR" the approval of RSM US LLP as the company's independent registered public accounting firm for 2017, and their selection is therefore ratified.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

On the third proposal, the approval of the Sturm, Ruger and Company, Inc. 2017 stock incentive plan, I report that a majority of the votes present and voting were cast "FOR" the approval of the 2017 stock incentive plan, and the plan is therefore approved.

On the fourth proposal, the advisory vote on the compensation of the named executive officers as presented in the proxy statement, I report that a majority of the advisory votes present and voting were cast "FOR" the approval of the compensation of the company's named executive officers.

On the fifth proposal, the advisory vote on the frequency of votes on the compensation of named executive officers, I report that a majority of the votes -- advisory votes present and voting were cast for a voting frequency of 1 year.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Thank you, Mr. Reid. The chair declares that all proposals have passed by a majority of votes cast. I now direct that Mr. Reid prepare a written report of the results of the election to be incorporated into the minutes of this meeting and included in a Form 8-K. This concludes the formal business of the meeting.

Before turning the meeting over to Chris Killoy, I would like to make remarks about two individuals who are very important to the success of the company. As you heard earlier, Chris Killoy has assumed the role of President and Chief Executive Officer this morning; and Mike Fifer retired this morning, but we're very happy to report that Mike is remaining on the Board of Directors. He has been a key driver of not only many aspects of the company, but also new product development, and Mike is going to have a special role with the company to continue those efforts.

I just wanted to mention a couple of the -- of Mike's accomplishments during the almost 11 years that he served as the CEO. The market capitalization of this company has increased 10x since Mike became CEO from approximately $100 million to about $1 billion and with the considerably fewer shares outstanding at this time. The number of firearms manufactured during that period were almost 14 million, revenues increased from about $150 million a year to where we are today.

Total revenues during that 10-year period is $4.1 billion. The cash returned to shareholders has been $362 million during that period. And another point that Mike and the board are very proud of is that our -- all of our employees participate in our incentive plans and our profit-sharing plan, every employee in the company, and we have paid out $119 million to those employees during that time.

So I think we all owe Mike a deep debt of gratitude for his leadership. He would think it remiss if I didn't mention that this leadership -- all of these accomplishments, were really the result of a team effort by Mike and his senior management team, which by the way is the same team that he started with almost 11 years ago. This is not a company that churns a lot of people. And there are a few people on that team that have developed during that time and been promoted up into their current position. But Mike is also a firm believer that every employee in this company is a contributor right down to the newest and lowest employee that we have in the company. So Mike, we congratulate you, and we want to thank you for all your contributions.

And Mike mentioned that one other contribution that -- an important contribution of Mike's was the nurturing and development of Chris as -- to succeed him as the CEO. This, of course, is a very important subject for the board, and we're very happy to have Chris as our new CEO.

The other person I wanted to mention was Admiral James Service. He was Chairman before me. He was irreplaceable. His shoes were too big for any of us to fill I think. But -- Admiral Service passed away in February. He had a noted career as a -- he would like to be called a naval aviator. He was, in fact, a three-star admiral. And I'll just mention a few of his accomplishments.

He flew over 120 combat missions during Korean and Vietnam, and was commander of the -- I think it was the battle force during Vietnam. He was a highly accomplished naval officer. He was President of the Naval War College. He was qualified on 63 types of aircraft, and he was the most senior pilot in the Navy that was still flying as a three-star admiral. But he was not just a fine naval officer, he was also a very astute businessman. And he was the key individual transitioning this company from a family-run company to what it is today with a highly talented group of independent directors and management team, and very much instrumental in bringing Mike Fifer to the company. And he was an astute businessman, but also he was an outstanding judge of people. So we also owe him a great debt of gratitude. We miss him. And he was a -- well, I guess, the best way to put it is that he was just a nice person. So if we could also express our gratitude to Admiral Service.

So with that, I will pass the meeting on to Chris Killoy for his presentation.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

Good morning. My name is Chris Killoy. I'd like to welcome you, again, to the Annual Meeting of Shareholders. The objective of our investor communications is to provide information to help you determine the intrinsic value of the company so that you can decide whether to buy, sell or hold and continue to enjoy your investment in the company. This presentation, a review of 2016 and the first quarter of 2017 is intended to supplement the more detailed information regularly provided in the 10-Q and 10-K filings, which I strongly encourage you to read thoroughly.

Kevin, if you would read our cautionary statement?

Kevin B. Reid, Sr. - Sturm, Ruger & Company, Inc. - VP, General Counsel and Corporate Secretary

Sure. We just want to remind everyone that statements made in the course of the meeting that state the company's or management's intentions, hopes, believes, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time-to-time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-Q for the year ended December 31, 2016, and -- excuse me, Form 10-K for the year ended December 31, 2016, and Form 10-Q for the fiscal quarter ended April 1, 2017. Copies of these documents may be obtained by contacting the company or the SEC or on the company's website at www.ruger.com/corporate or of course the SEC website at www.sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2016, and our Form 10-Q for the quarter ended April 1, 2017, which are also provided on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

All right. Before we get rolling, I'd just like to thank the board for expressing confidence in me to be named as your new CEO and especially to Mike Fifer for his leadership, mentorship and guidance over the many years he's been at Ruger and been my friend and mentor for -- through that period. So thank you again, Mike.

All right. A little bit of background on the company, where we are today and some of the things going on. Just a little bit about my background. And Kevin, you know I know I should have proper eyes and ears, but this is 1964, my grandfather who taught me to shoot long time ago, probably wasn't aware of those safety regulations. But I've enjoyed firearms, I've enjoyed shooting, I've enjoyed the sport for a number of years.

Like Mike, I'm a Military Academy graduate. Mike was in the naval academy. I was from West Point, served in a variety of armory and infantry assignments on active duty and then another 15 years in the Army Reserve. I've got about 28 years currently in the firearms industry. I've had experience at Smith & Wesson, in sales and marketing positions there, as well as Savage Arms running their Range Systems divisions.

Since joining Ruger in 2006, I actually -- this is my second tour of duty. The first time I came to Ruger was for about 13 months under the previous administration. And then in 2006, when Mike joined the company, I think possibly with Admiral Service and Mike together, they asked me to come back to the company. I was very pleased to do so, and it's been a great experience for me and hopefully for the company.

Our company, as most of you know, was founded in 1949 by William B. Ruger, Sr. We make -- we're very proud of what we do. We make great firearms. We make a lot of them, and we have great customers. And again, we always consider our corporate motto: Arms Makers for Responsible Citizens.

The thing we're most proud of, however, is our employees and how we go to market. We've got 600 American firearm models that we make in over 10 different product categories. We sell through the two-step distribution model. I'll talk about that a little bit later. We sell to approximately 18 domestic distributors. Those are the names you're most familiar with. People like Davidson's, Lipsey's, things of that nature. We also have 24 law enforcement distributors and 42 different export distributors around the world.

We're manufactured in American factories, right here in the U.S.: Newport, New Hampshire; Mayodan, North Carolina; Prescott, Arizona, and just outside St. Louis, Missouri, where we have a metal injection molding facility.

And most importantly, our employees. We have over 2,000 great non-union employees. Shown here at a recent NRA event, representing all our factories, folks in New Hampshire, Mayodon and Arizona, and again, very, very proud of our folks. This is what makes Ruger different, and this is what I think sets us apart from so many of our competitors.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

We've got a consistent game plan. The firearms market, as we'll look at in a moment is -- has its ups and downs. So this is a volatile industry. We've got a consistent game plan in good times and in bad. We like to think we've demonstrated constancy of purpose in both growing and contracting markets.

A little bit on where the market is today and where we've been. A little bit of a history lesson, if you will. As I noted, I've been around this business since 1989, when I joined Smith & Wesson. So I've seen lots of business come, lots of business go, seen a lot of people come and go. If we look at the firearms sales in the U.S. over this time period, this is actually '91 to 2015, lots of up and down. Generally, the slope of the line is going up, but I would tell you that line is not a -- that's not a mathematically derived perfect line. That's a general trend line. This is units of firearms available. So this is units produced in the U.S. plus exports -- excuse me, plus imports, minus exports.

The other way we have a measuring market size and shape in the U.S. is federal excise tax collected. As some of you know, excise tax is collected on every firearm sold, as well as ammunition: 10% on handguns, 11% on long guns, meaning rifles and shotguns. So over time, that's what those - what collections look like. That's the dollars going into this market. And you see, 2016, we closed the year at slightly over $5 billion market.

Now the other thing I'd point to you on this chart, while that line may be sloping up over time, there's about 25 data points in there. If you go back year-over-year, 15 of those are year-over-year increases, 10 of those are year-over-year decreases. So we have lots of up and down that we've seen. Frankly, from a percentage standpoint, we've seen -- people have talked about the change in the firearms market since the November election. I would -- I think, I'd be fair in saying that the demise of the firearms industry was likely -- greatly exaggerated. The firearms industry remains strong. Our customer base remains strong. The face of the firearms industry compared to today versus '94, where we saw a big decline, '94, '95 and '96, is dramatically different. A lot more new shooters, fresher faces, younger faces, more diverse faces, and people get out and enjoy our firearms sports and our shooting and hunting traditions.

Another little bit of history was the number of FFLs over time. FFLs are federally licensed firearms dealers that support our industry, and that's where all firearms transactions take place going from a licensed retailer to the consumer. If you go back to again that steep decline there, when you look at what was going on in '94, you had the September, you had the assault weapons ban enacted that was in place for 10 years. You had a dramatic reduction in the FFLs, and that was under the Clinton and Reno administration, big increase in licensing fees, big increases in regulations from the ATF standpoint. All of that contributed to some of that of falloff you saw off from '94, '95, and '96.

So in essence there is, we've seen ups and downs before. This is not the first time the firearms industry has gone through a change, be it up, be it down. We've seen this before, and over time, we'll likely see it again. The good news is over the last 10 years, we've seen about a 30% increase in the FFLs over time. Now a lot of those are not retailers. Those are smaller manufacturers. So we've seen a lot of new manufacturers enter the space.

Excuse me. Now one of the things we talk about a lot is NICS checks or adjusted NICS checks as reported by the NSSF. The NSSF is our industry trade association, the National Shooting Sports Foundation. So, adjusted NICS takes out things like permit checks and things like that to try to make things as rational as possible when you look at year-over-year or month-over-month comparisons.

The thing about this -- this is actually monthly NICS checks over this time period from 2010 to 2016, again generally sloping up, generally increasing, but what you see is a very, very repeatable pattern. The seasonality of our industry is very well defined, very well predicted and pretty much understood by those of us in the business. That's why we always scratch our head a little bit when somebody is surprised that, for example, May is softer than April or April is softer than March and vice versa. As you can tell from these graphs, it always is. I mean, this is a normal seasonality we face in our business. We plan our business around it, and we're used to it.

However, you've seen some severe spikes, December 2012, December '15, and those, again, we also deal with those spikes. Those are the ups and downs we see over time. And things that we've seen this before. The good news is, over time, we see that slope generally moving upwards and moving in the right direction. We see our customer base moving in the right direction.

Now over that time period, in this case 2006 to the present, we take that adjusted NICS line and we compare Ruger's growth as defined by distributors' sell-through. Distributors' sell-through is our distributors selling product to retailers. So that measurement there over the course of that time period, adjusted NICS were doing great, up 198%. Ruger's growth? 415%. So we're very proud of that, but once again, what we're most proud of is the people that contribute to that effort.

The way we do this is really three key things: our new product development focus, our lean business focus and our disciplined capital management. In terms of new product development, it all starts with the customer. It really isn't that complicated. It's listen to what the customer is wanting, listen to what the customer is looking for, but you have to go out and spend time with the customer. You have to spend time getting your engineers plugged in at retail, your engineers plugged in with the distributors, understanding what they're looking for, what makes our end-users tick, what makes our channel partners click.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

Our engineers, I think, are the best in the business. Like I said, I've been doing this for almost 30 years. I've never seen a more talented group of engineers with great ideas. Not all of them make their way into production, but they're all always thinking, always trying to come up with the best solution for our customers, the best solution for Ruger. This is a team working up in our New Hampshire facility, and we like that team environment. We get the creative juices flowing. We get more than one engineer together. As Mike likes to say, they work best in teams of three or more. And sometimes a room like this, it literally is, these guys working here round the clock sometimes throw them a couple of pizzas, and you will be amazed at what will come out at the end of the day.

We've invested not only in equipment to make our products, but in the R&D tools to help us develop. So for example shown here, a lot of you've heard about 3D printing. We actually have a 3D printer that we use for wax. Investment casting using the lost wax process. We'll use a 3D printer to print some of these wax prototypes, actually cast them, have near-finished product to be able to test in our firearms and rapidly speed up the prototyping process. We do the same thing with our metal injection molding facility out in St. Louis. They've also been very aggressive in moving forward in some really state-of-the-art ways to help us with the prototype stage.

And then we go out and test. This is the fun part of the business. All of us in this business, it's always easier if you enjoy the products you're building, products you're designing. This is some folks doing product testing with a precision rifle. You can tell on the fellow in the middle there with a smile on his face, that's what makes it great about this company. One of the things we get to do with all our new products is we jury test, we call it, every new product coming down the line. So that means we take out -- after the engineers are done shooting, then we have people in the office, whether they're from the accounting department, whether they're clerical people, whether they're from sales and marketing, experienced shooters, less-experienced shooters, go out and fire the product. Go through the instruction manual. Go through and see if it's clear. Go through and see if you can disassemble and reassemble and clean the firearm as we think you should because we've been doing it for 30 years. We find all the time that we can always do it better. So -- and I don't think we've gone through a single jury test we haven't either improved the product or improved the process.

I mentioned before we use two-step distribution. Two-step distribution means a majority of our products are sold to our 18 federally licensed wholesalers. They do a great job for us. We know them personally. We know what makes them tick. They know what makes us tick. It's a two-way street. It's not a "one size fits all." Even though our orders may be non-cancelable, we don't run our business in that manner. We look at the health of our distributors. We understand what they need, where their priorities are, because those 18 distributors are servicing all the independent retailers in the country, not just a small mom-and-pop shop, but the big box stores: Cabela's, Bass Pro, Academy, Gander Mountain, et cetera, all of those are served through our distributors.

Those distributors have a network of sales people, mostly they're telemarketing sales people. They're augmented by our in-the-field sales staff. They do a great job working with them to connect with the retailer. And again, that's at the very sophisticated retailers like Bass Pro and Cabela's all the way down in the mom-and-pop shops that you may be used to buying from in your home town.

We do a product launch to our distributors. It's really a multi-media, multi-disciplined attack on all fronts. We like to go to -- work with our distributors, our retailers, our consumers, the writers, the bloggers. The world has changed so dramatically. When I first got into the business, you were content with sending out a press release via fax to a bunch of writing -- writers and publishers. Then you'd wait to see the articles. In our case, the things we do fundamentally different are we wait, number one, to make sure the guns are ready to be shipped. We ideally want to have guns in inventory and start the shipments to our distributions before we launch the product. Then we tell our distributors about it. Then we tell our retailers about it. Then we let consumers know. Again, because the last thing you want to do is have a consumer show up at a retailer's shelf -- store and be excited about the gun that you just read about or saw online and he can't buy them.

But print in our industry is still alive and well, and print still drives a lot of sales. It's not dead as we see in a lot of other industries. Again, we love to get the covers of magazines with great new products, and we get a lot of them. And we work hard to do that. And a lot of that is, most importantly, having exciting new things for writers to write about. The other thing is working closely with the writers, and we have a great team that does that in our sales and marketing group. But again, number one, first and foremost, you got to have something cool to write about. So this is just a sample of some of the great guns, great covers we've seen in 2016 and first quarter of 2017.

The other part of a product launch and running our business is working with the retailers. Our field sales staff, as well as our distributors, work very closely with retailers to support them when they're doing a promotion. A lot of times you'll see advertising for Ruger Days. If you go on our website, you'll see what's going on in terms of local and regional events. You'll see where those promotions are. If you get a chance -- if you're interested in the company, stop by one of those promotions.

Talk to the retailers. Talk to our sales folks who are there. They will give you impression of what's going well, what's not going well. You'll see it first-hand. I always love sometimes when analysts talk about channel checks. Channel checks sounds good, sounds very mathematical, sounds very refined. There's really no better way to check on how things are going in our channel or in our business than to go to retail. The most -- the three most important feet of the entire distribution chain are across that glass counter. And so we do those retail promotions. If you get a chance, go out and see what's going on at retail. I'm going to one this Thursday at Larry's Pistol and Pawn in Huntsville, Alabama. So if anybody is from Huntsville, I'll be down there through the weekend.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

And then we back it up, whether it's a new product launch or existing products, we back it up with what we consider best-in-class customer service. Again, I've been in the business for many, many years. Our customer service staff is superb. I can't say enough about them. Whether it's an irate customer who just didn't understand maybe how to disassemble a gun or reassemble it, they can talk them off the edge, calm them down, make it right. Our goal is to always make it right for the customer. And again, this is our best tool. The salesman at Ruger will tell you one of their best resources is that customer service team.

And again, new products. Over the past, it's actually 5 quarters, all 2016 and 2017, we like to think of our new products as new product platforms, new product line extensions and then distributor exclusives, all of which are very important parts of our business. New product platforms this year are the Mark IV Pistols and the silencer or suppressors. Mark IV pistol, dramatic change. Any of you have experienced our Mark I, II or III pistols and try to put one back together, that has for years been our number one customer service issue is reassembling that pistol. They're not that hard to get apart, but putting them back together could be a bear.

The new Mark IV pistol changes that, quick push button disassembly, reassembly, totally revamping the line of semiautomatic pistols that really started the company. If you remember that slide early on, that was the Ruger standard pistol in .22 caliber. That evolved into what's been known as the Mark I, then a Mark II, Mark III and now we're on a Mark IV. Again, this pistol here traces its roots to 1949 in the red barn in Southport. So any of you that took the train in or out, if you go by the Southport train station and look behind it, you'll see the red barn, that's where the company started.

Also in the Mark IV line, the 22/45 product line, this has polymer frames. We have the other version that you saw before, the Mark IV, in both steel and aluminum. We have some very cool looks. We have threaded barrels. We have the venting on the barrel shroud. And people say, what's -- why did you do that? What's the technical reason for that? Is that to help cool the barrel? I say, no. That's just -- that is just the technical term for that. That is just a high coefficient of cool. That is -- it makes it fun, draws attention in the glass counter, and it's a great feeling and shooting gun.

The silencer world, suppressors. Silent-SR, Sturm, Ruger, everybody get that? So that's where that come from. We started this up in our factory at Newport, New Hampshire. This is not something we bought or acquired. This is something that we did. Our engineers developed this line of suppressors, very sophisticated modeling and acoustical modeling software that they used to develop it. Initially, out in the one you just saw the .22 caliber suppressor. Now the Silent-SR ISB, or integrally suppressed barrel, this fits up with any of your 10/22 Takedowns. So the 10/22 Takedown was a very, very cool product. We took a gun that's been around for many, many years, over 50 years. We now have the Takedown version, and now we have an integrally suppressed silencer that can clock onto it.

Now this particular market as many of you may or may not know, there's bills in Congress to look at the what's called the Hearing Protection Act. Right now that market is a little depressed just because a lot of people are waiting on the sidelines deciding whether they should jump in and buy one of these products or wait until they could save their $200 tax stamp. We'd much prefer they go out and spend the money and buy one now because once they see how much fun they'll have with this gun, that $200 is small price to pay.

Line extensions. Again, one of Ruger's strengths. When you look at our ability to rapidly produce different models that are not significant, giant engineering changes, but line extensions. Things like on our Ruger American Pistol, adding a duty model with the manual safety. Our duty models, we got the manual safety version. We've also got compact models. We've got calibers in 9 millimeter and .45. In the 1911 family, which has been around for a while at Ruger, a target model with great adjustable sights, a Lightweight Commander model in 9 millimeter. So again, flushing out that product line going for what started as a single SKU, the 1911 .45 Government model to -- a full line in the 1911 family.

LC9s the -- been one of our real champions out in Prescott, Arizona. They make -- we make a lot of these guns over the years. It's a great gun. Adding things like these HIVIZ fiber optic front and rear sights.

LCP. LCP, probably the most carried gun for concealed carry purposes, law enforcement backup throughput the country. The LCP is available now as a standard model that we've had for a number of years as well as in laser-equipped models. And then the LCP II, which we launched this year in a standard mobile and also with a laser with some refinements and enhancements at a slightly higher price point. Both continue to do extremely well for us.

Our 22 Charger in -- with a polymer stock in a Takedown or a standard model. Again, just a very cool gun. Go to the range, put it on a bench. Put it out there. It's a. 22 caliber product. It takes all your 10/22 magazines, the BX-25, another gun you can have a lot of fun with.

And the AR platforms in state compliant models. Things like in Maryland and Colorado, where you have different laws that require different magazine capacity, et cetera. As well as one in California we have very kind of obscure and obtuse regulations relating to certain stock configurations. This one here produced with a HERA stock designed to make it legal and compliant in the State of California.

And this year we also ventured down the road in November offering AR lowers. These are the bottom portion, this is the receiver, if you will, of an AR Rifle that many of our customers like to build from the ground up. So that's made in our North Carolina factory. We took that and went one step further and added what we call a loaded lower, where it's got the stock, it's got our elite trigger. And again, for people who like to build and modify firearms, these are great, great platforms. Think of this as -- it's like the 10/22. It's like you think of a small-block Chevy, you can do a lot with this, and our customers like to start with the chassis and build it out.

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And then we have a lot of things that are more mix and match. Things like the Mini 14 that's been around for a long time. Mix and match with the hardwood stock with stainless. Same here in the Mini-30. Again, different combinations where you might have had that in a blued configuration with a different stock, is just mixing and matching, giving the customers something to get excited about.

The Gunsite Scout Rifle in a very popular caliber, the .450 Bushmaster. Very cool looking, very popular new caliber in Midwestern states that have laws related to straight-walled cartridges for their deer hunting season. So this -- the .450 Bushmaster cartridge really caught us by surprise, pleasant surprise, and we've got that not only in the scout rifle, but several of our other more traditional hunting rifles in the American Rifle family.

The Ruger Precision Rifle continues to be a rock star for us. Bolt-Action Rifle, again, conceived by our engineers up in Newport, New Hampshire, very, very cool. We did it -- we came out with an enhanced version with a new forend, new muzzle brake, now we've added some new calibers, the 6 millimeter Creedmoor, as well as a 5.56 NATO. Now the 6.5 Creedmoor and the .308 continue to be the mainstays. The 6.5, in particular, continues to do extremely well for us with this product.

Couple of our American rifle platforms made now both in Newport, New Hampshire and Mayodan where we've got some new calibers, some new configurations. You got a Predator model, ranch in .450 Bushmaster, again with a very cool muzzle brake. And then the Predator with the Vortex rifle scope combination. A lot of these again, mix-and-match combinations. Calibers, scopes, stocks, things that can give a retailer or a distributor a little bit extra margin and get the consumer excited to get off the couch, come into the gun store and look at his next Ruger purchase.

Ruger American Rimfire Target, again made down in Mayodan, very cool, using a laminate wood stock, threaded barrel, and I think we've got one in the back if anyone wants to take a look at that. A lot of these guns are here today, if you'd like to take a look at it in the back on the table. A couple of our folks are here and they'd be glad to go through them with you.

On the Hawkeye line, the Hawkeye FTW Hunter, again a little higher-end gun. Not to forget the Hawkeye line has been with the company for many years. But again, line extensions, a camo dip stock in a particular pattern that, again, gets the customer excited. 10/22 Takedown light, another gun with a high coefficient of cool. You got the vented barrel. You got the Takedown configuration and the threaded muzzle. Again, lots of fun. New twist on an old gun. The 10/22 has been around for a long time. I think we've sold over 7 million of them over the years, but just a great, great product and continue, I think, in new ways to innovate.

On the revolver side, LCRs. The x configuration designates the external hammer. Different calibers: we've got .22 long rifle, the three-inch, kind of that kit gun configuration, .357 Magnum with the external hammer. In our traditional double-action revolvers, GP100 in a 5-shot .44 Special. Again, very popular. People have asked for that caliber over a number of years. The Redhawk, also one of our traditional double-action products, 8-shot, .357 Magnum proved to be extremely popular with many of our customers.

And then I mentioned distributor exclusives. This is a real area where Ruger, I think, is best in class. We make distributor exclusives. We work with our customers to find out what's going to give them an edge. When you're selling to 18 distributors, how do they differentiate from the next guy? They can't do it on price. So how do they come up with something just a little bit different, hopefully, something has a little bit of extra margin in it for them and for their retailers.

Last year, we did the Mark IV Bill Ruger commemorative model celebrating the 100 years since Mr. Ruger's birth in 1916. This was on our brand-new Mark IV competition model. We did one of our AR-556s made down in Mayodan. We call it "FDE." It's flat dark earth. That's just a color very popular with the military, very popular with the consumers. And Magpul is a brand of -- we talk about AR's furniture is the add-on features. Things like the magazines, things like the sights, what makes its cool, how do you trick that gun out to make it more exciting, more profitable and more appealing to the consumer.

One of Mike's favorite, the SR22 kind of in contractor yellow we call that. So again, the Takedown light in different colors. Ruger Vaquero in fast draw, one of our single-action lines. We do a great job with single-action revolvers as well. A commemorative model we worked with Davidson's on, our 1911 NRA special edition where we used this also as a fundraising tool to generate funds for the NRA-ILA.

That was a fun start -- stuff. So I get a little excited about the firearms and the things we make and the people at Ruger. Now we're going to cover a little bit on the financial side.

First quarter, I think everybody got the press release that came out last night, had our first quarter results. 10-Q is out. All the detail's in there. Q1, I think, was a solid quarter for us, slightly up from Q4, slightly down from Q1 of last year. But again, still operating profit neighborhood of 20%, and earnings per share of $1.21.

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Now we're off to a good start. Sales were increased slightly as I said from Q4. EPS up slightly. Cash generated from operations about $19 million. Distributor inventory actually decreased a little. So that first quarter, however, was not without its struggles. It's a very promotionally charged environment. First quarter is always where we have promotions for our distributors and our retailers. This year was no exception. Coming out of the election, you saw a lot of inventory. We'll look at that in a moment. So we had to be aggressive on our promotions. We had to make sure we were first and foremost with our distributors and our retailers.

Well, also during Q4 and Q1, we repurchased 1.4 million -- 1.4 million shares of our stock. 7.2% of the outstanding shares. Average cost of $49.67. I'll show you a few slides at the end talked about our history of share repurchases. But through that period of time, $67 million returned to shareholders in the form of those share buybacks. And we ended the quarter with cash of about $35 million. Currently, as of the end of last week, we've got cash on hand of about $50 million and no debt.

The other key point and this is where Tom Dineen does an especially great job for us. We're 99% current with all our accounts. Our terms are tight. Our normal distributor terms are 30-day payment, 2% cash discount. If you work with Ruger, you don't miss your discount. If you do, we've got you on watch. We monitor it very closely. Tom works very closely with Shawn Leska, our VP of Sales, and it's a very much a tight-knit organization where we collect cash, Tom likes to collect cash, he likes big checks. We like to see that cash balance grow. We like to maintain that stable and disciplined capital allocation approach to our business.

Conservative balance sheet. I mentioned this one in capital allocation. In terms of production planning, just a little bit on this. I think a lot of you know, we don't use incoming orders to run our business. We've said that before and every time we get a lot of questions; are you concerned about what happened with your incoming orders, the average selling side of the incoming orders? We always look at it. But usually, there's an underlying reason. It may be we wrote a lot of orders or LCPs that quarter. And LCPs are relatively low-dollar firearm sale compared to precision rifles. So all of a sudden, our average selling price goes down. Next quarter, we introduce a new variant of the precision rifle, and the average selling price goes up.

So again, it's usually -- it's always math based. It's not always something that is a big take away that something radically happened with the direction of the company. But one of our key tools that we use, this looks a little choppy. Our SIOP graph, sales, inventory and operations planning, we take every single product line, and we plan every 2 weeks what's going on in -- how we want to run our factories. So we look at, first and foremost, what our distributors are selling. Now this isn't a real product line. This is a notional one, but we have a lot of data on our hands. We have distributor inventory, distributor sales, our inventory, our production -- average production for the day, our SIOP, which is our targeted production number, and then our 90-day planning SIOP. This is where we try to give the factories a forecast of what's coming down the pike. Is it going to change up, change down? Get the supply chain ready and get tuned up for those changes coming down the pike. We set a production level. In this case, we went from 90 to 110 a day, and now the factory is challenged to try to bring production up to try to catch up. Now in this case, distributor sales were only 47 a day. However, we may have something coming that this may be a gun that's going on a promotion a month from now, and that's why we want to build that inventory up. So this is a very interactive, again the best I've ever seen in my time in the industry coordination between sales and our folks in production in the factories.

Quarterly sell-through. We talked about that before. Sell-through is distributors selling to retailers. Again, that trend line moving up in a positive direction, not mathematical to be sure, but obviously going in the right direction. And first quarter 2017, that sell-through was about 8,500 units a day.

Now inventory. Inventory, we spend a lot of time. We do watch inventory. We watch our inventory because the quickest way to turn -- to pull that cash down in a bad way is sometimes turning cash into inventory. And so we watch our inventory very closely. We also watch our distributor inventory. And you see over the last couple of periods, distributor inventory has actually come down. Our Ruger inventory has come up. We do watch that. We take that into consideration. We try to make sure we're building good inventory that's sellable in a coming period.

And we also watch what's a healthy number of turns for our distributors? We like to thank our distributors because, again, we've only got 18 distributors. The only way that we can go to market is through those distributors. We don't sell Bass Pro or Cabela's direct. So if you want to get that business, it's got to go through one of our distributors. It's okay for them to hold inventory. We think six turns is reasonable. And so even at six turns, we're comfortable where our distributor inventory is.

Capital allocation. As again, I mentioned disciplined capital allocation. Over the past five years, over $191 million invested back in capital expenditures in our business. We've spent a lot of money, however, we think we've had good payback for that. We have rigorous screenings. They go through at all levels before we buy capital equipment. We look to see first and foremost, can we repurpose existing equipment? Secondly, is the payback there? If the payback's not there, sometimes something breaks, sometimes you have to replace a roof, those thing happen. But you also have to spend mainly for new products, that's the exciting part of our business.

This one, stock repurchases. Since 2006, over $157 million returned in share repurchases. That's the history of our share repurchases over time. Now, going all the way back to '06, that's the $157 million at a price per share of $14.71. The most recent share buyback that we did in Q4 and Q1 was at that $49.67 level. So again, we spend a lot of time. Some time ago, our board put together a Capital Policy Committee. We spend a lot of time looking at a disciplined approach to whether we should buy back shares, and if so, at what price.

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And that's our history over time during that 2006 period, if you look at the share price and where our purchases were. You look at back the -- going back from 2006 to the most recent share repurchase here in Q4 and then Q1.

And with that, our cash picture. Obviously, some of those big dips are when we either had a stock repurchase or in the case of a special dividend back in 2012, again, returning shares -- returning cash to our shareholders. Our goal is to, obviously, invest that cash wisely, be it in Ruger for organic growth, be it in the acquisition if one should present itself, and if not, we're going to return that cash to shareholders in the form of share repurchases and stock buybacks.

And since '09, about $179 million in regular quarterly dividends. Now important to note is our dividend policy. Often times misunderstood. We pay a percent of our earnings per share as our dividend. So I'm always amused when I see -- I read the computer-generated headline that say Ruger raised dividend or Ruger cut dividend. Well really we just paid the 40% dividend -- 40% of our earnings per share that we've been paying, but business might have been stronger or weaker in that particular quarter. So back in 2012, up to that time, we had been paying 25% of our earnings per share. In 2012, we changed to 40%. And so we continue with that model. We think that's a good model. We think it's a disciplined model. When the company is making more money, we're returning more to shareholders. When things are tightening up, we need to maintain that cash position. It's self-regulating. That's the beauty of it.

And again, since '07, over $398 million, when you count those share repurchases, you count the dividends. As Mike mentioned, market cap has grown from $220 million in '07 to over $1 billion today. Cash balance, we ended the quarter at $35 million. Cash balance today about $50 million.

That's where we are. On Friday stock at $60, 17.7 million shares outstanding. Again, I would always caution you this business over time, you've seen the ups, you've seen the downs. You remember that bar chart I showed you, remember, 15 times year-over-year we were up, 10 times year-over-year we were down. So it is a volatile industry. The key to Ruger is that we intend to prosper whether the business is moving up or moving down.

Upcoming investor communications. These are always on our website. If for some reason they change, we'll let people know. Other than the Annual Meeting, we do our earnings release. We do it the night before to give you a chance to read it and digest it and then we do the earnings call the next morning. I have noted there's a lot of our competitors that like to do the earnings release and immediately jump on the earnings call, get it over before everybody's had a chance to digest the information. We like to make sure we get it out the night before so you have a chance to read it. So hopefully, if you're following Ruger stock, you get a chance to ask a well-informed question the next day.

And again, we like to think -- we are a high value proposition for our consumers. Innovation, it's scalable. We have our 18 distributors who we work with, tried and true over the years. Lean methodologies and disciplined capital allocation and then a variable dividend policy. It's consistent capital allocation and something that works both -- we think for our shareholders as well as for the company internally managing our business.

And finally, at Ruger, one of the things we want to do is become and maintain a company that our shareholders -- our customers, excuse me, are excited to buy from, our associates are proud to work at, and our investors seek for long-term returns. That's really in a nutshell what sums up what we want to be at Ruger, what we want our commitment to you, what we want be in the future.

And now, subject to the rules laid out by Chairman Jacobi, I'd like to open it up to questions, and we'll do our best to answer them. And if we don't know the answer, we'll get back to you on them.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Before reading those, I'd just like to make one correction to one of the slides that Chris presented. The $60 stock price. The stock was up somewhere between $8 and $9 this morning.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

(inaudible).

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

So. At this time...

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Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

And I would say, that's one note is internally we don't pay any attention as a management team to what the stock is at. People will ask me, I meet him at a restaurant, say, "why did your stock go up today?" I say, "I have no idea." Why did it go down? I have no idea. And really what we think, we like to think from a long haul. If we run our company like we know we should, hopefully, we'll be a good investment for people who see Ruger as that long-term play. We're not flashy. We don't give forward-looking guidance. We're not going to start giving forward-looking guidance. So bear with us. We're going to have ups. We're going to have downs. We're going to be competitive. Whether that market is growing or contracting, we're going to do our best to leave it all on the field at the end of every quarter.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

At this time, we'll open the floor to questions from members of the audience who are here in person. Anyone wishing to ask a question, should stand up, and we will pass you a microphone. After being recognized, please identify yourself to the chair. Your questions will then be addressed before the meeting. As I noted at the beginning of the meeting, please limit your questions to corporate business and make them no longer than 2 minutes to allow us time to address all questions. Are there any questions?

QUESTION AND ANSWER

Rabbi Michael Friedman

I'm Rabbi Michael Friedman. I'm joined by my colleagues here Father David Blanchfield and Rabbi Evan Schultz. Together we represent the Do Not Stand Idly By campaign to reduce gun violence in America. Last year Rabbi Joel Mosbacher, Reverend Tim Condor and Donna Weinberger attended this Annual Meeting. They presented Sturm, Ruger with a request for information. Mr. Fifer at the time said that he and your leaders would look at it, and we trust that you have done so. 40% of the guns sold in America today are purchased using taxpayer dollars at the local state and federal level. As of today, 118 municipalities and states represented by their mayors, their chiefs of police, their sheriffs and their governors have signed on to the Do Not Stand Idly By campaign. In doing so, they pledged that the next time their jurisdiction needs to purchase firearms for law enforcement, they will only purchase from a manufacturer who is willing to provide information about their development of smart gun technology. We have issued this RFI on behalf of those 118 public officials. In addition, the Do Not Stand Idly By campaign asks manufacturers such as Ruger to provide information about their distribution networks. We are concerned, as I know that you are too, that too many guns are falling into the hands of the wrong people as a result of insecure distribution networks and bad apple dealers. We -- thus we also request information about your distribution networks, these 18 distributors that you mentioned and their practices so that we can all ensure that the distribution network is secure. We ask that Sturm, Ruger meet with public officials who are part of the Do Not Stand Idly By campaign and respond to this request for information. We are also working with another firearms manufacturer to develop a smart weapon designed specifically for law enforcement. That weapon is expected to be ready for testing by police departments this summer. We believe this is a great opportunity for Sturm, Ruger to continue to be a leader in its field, to work with police and our military to reduce gun violence in America to ensure that your distribution network is secure and to innovate in the area of smart gun technology and to improve its bottom line by bringing smart weapons to the marketplace.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

Thank you, Rabbi. And we do have the RFI that you gave me earlier today. And Kevin and I will take a look at that, and I appreciate you being here. I also appreciate your passion and concern for the issue.

Unidentified Participant

First of all, congratulations, Chris. Second of all, I wanted to talk about 2 things that you brought up. First of all, you brought up the fact that the decline in the industry has been greatly exaggerated. And second of all, the expansion of smaller FFLs and manufacturers here. Obviously, this has made -- for purchases pretty attractive for you. But I'm also wondering if it's sort of affected how you think about the balance between acquisitions and share repurchases? Have you sort of seen any additional M&A opportunities? Is that something that looks incrementally more attractive now that valuations may be a little bit depressed? And just in general, how do you balance those 2 priorities?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

That's a good question. As I think, obviously, most people know, aside from the acquisition of Ruger Precision Metals, our metal injection molding facility in Earth City, we really haven't been too active on the M&A side. We haven't seen valuations really come down a lot as of late. A lot of times, we look at kind of in the big picture the make versus buy. If it's a category within the firearms space, are we better equipped to do that ourselves versus buy somebody. A good example being the suppressor business. We have some very talented engineers in New Hampshire that, frankly, when the idea surfaced of doing a suppressor we're thinking, okay, we got to go hire a couple of engineers and know about suppressors, it turns out we had, like, probably 20 of them that were very into suppressors, very active, and literally had to cull the herd and tell them, no, you can't work on the suppressor product -- projects, you have to go back and work on your assigned project. So -- and it was, obviously, a lot better for us to do that, build it in-house, design it in-house and make it rather than acquire, say, a suppressor company. So right now, we haven't seen a big change in that evaluation. I think over time, those smaller companies, more likely they'll go by the wayside. Some of those smaller FFLs that have a manufacturing license, say, they were just building AR platform products, there's probably a lot of them that won't be around next year. We're going to see some of those go by the wayside. As that market has contracted, there were so many players in that market space. And right now, we're going through a period of time where there's still some inventory out there, there's a lot of deals out there. If you ever want to see the level of deals going on in the industry, subscribe to the CDNN newsletter. You just look at where the price points are. See those price points, because they're floating lower for the lot of brands that you may not have even heard of. Well, that may not be impacting Ruger directly because you never heard of that brand and whether they buy a Ruger. It's still up -- a consideration at retail for the consumer as those price points are being beaten down. So I think we're going to see more fallout at frankly the manufacturer level and likely at the retail level as well. We think our distributors are largely very stable. And one of the things that 2-step distribution for example with

Gander Mountain's recent bankruptcy filing, Ruger didn't sell Gander Mountain Direct, several of our distributors do, and they took a loss in some cases -- in several cases, but not impacting Ruger. So that's why Tom can still put that 99% current number up there. So I think it's going to change. I think we're going to see some of those smaller FFLs, both at the retail level and the manufacturing level, go by the wayside.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Chris, I might add to that. We view -- I mean, this is your company as shareholders. And so we view our ability to make acquisitions. We have substantial ability to make acquisitions because we don't have debt and we have cash. We generally love cash. But we're not going to make an acquisition that we don't think is going to return to you more than you might get out of dividends. And you know a few years ago, we did a special dividend where we returned our cash back over to you. And we just don't see those valuations in the industry right now. Any other questions?

Unidentified Participant

(inaudible)

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - CEO, President, COO and Director

You said military and police. As far as -- well, we've made some small steps there. One of the things that I mentioned -- our concealed-carry products, like LCP, LC9 and the LCR. Even though those are sold largely through our commercial network as well as our network of law enforcement distributors, those three guns are three of the most popular backup guns or secondary guns for law enforcement personnel in the country. Now the duty weapon category, say, the pistol category, that's a really a dog-eat-dog world. I did that for many years at Smith & Wesson. Most departments you're working with, their funds are limited. Number one, they've already got all their officers already have a firearm. So with every transaction, you got to do a trade. You're looking to take those old guns on trade, get what you can for them, and then sell them new guns. A lot of the -- a lot of those transactions are very, very low margin. Some of them are money losers where the companies involved may elect to do that just for the headline or the PR associated with getting a big department. And that can be a strategy, but over time, you can't bank press releases. So largely, we stayed away from there. I will tell you that two product categories that we've done extremely well with a recent period, the AR-556 and the Precision Rifle, we're seeing -- making slow but steady inroads with quite a few departments around the country. We've got test and evaluation units out with departments throughout the country where we think those niches are very important. All those deals were done with no trades involved. They were done at our normal law enforcement pricing, and we're very comfortable being in those situations with the Precision Rifle, the AR and again all of our backup weapons. The American Pistol for example is and will be a great duty weapon, but it's going to take time. That's -- you got a lot of tough competition out in that market with Glocks, Sigs, Smith & Wesson, Beretta, FN, all doing those no-money trades or low-money trades. And so for us, right now, we think, we'll take that business when we can get it, if it's profitable. But by and large, we're going to focus on -- and the LE market would be the AR-556 platform, Precision Rifle and then our backup weapons, the LCP, LC9 and LCR.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

Any other questions? Okay. There being no other business to come before the meeting, I will ask for a motion to adjourn.

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MAY 09, 2017 / 01:00PM GMT, RGR - Sturm Ruger & Company Inc Annual Shareholders Meeting

Michael O. Fifer - Sturm, Ruger & Company, Inc. - Director

Mr. Chairman, I move that the 2017 Annual Meeting of Stockholders of the company be adjourned.

Thomas A. Dineen - Sturm, Ruger & Company, Inc. - VPresident, Treasurer and CFO

I second the motion.

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

May I have a voice vote on the motion all in favor, please signify by saying, aye.

(Voting)

Charles Michael Jacobi - Sturm, Ruger & Company, Inc. - Chairman

The 2017 Annual Meeting of the Stockholders of the company is hereby adjourned. On behalf of the Board of Directors, I'd like to thank you for attending the meeting and for your continued support of the company. Thank you.

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